NEWS/INFORMATION
Corporate Relations
P.O. Box 695011
Orlando, FL 32869-5011
Contacts:
(Analysts) Matthew Stroud	(407) 245-5288
(Media) Bob McAdam	(407) 245-5366

DARDEN FILES FORM 10 REGISTRATION STATEMENT

ORLANDO, Fla., March 10, 2014 – Darden Restaurants, Inc. (NYSE: DRI) today announced that, in connection with the separation of the Red Lobster business, it has filed a Form 10 Registration Statement with the U.S. Securities and Exchange Commission (SEC).

As previously announced, the Company is exploring parallel paths for the separation, including a tax-free spin-off of the Red Lobster business to Darden shareholders as well as a sale of the Red Lobster business, the process for which is well underway.

A copy of the Form 10 Registration Statement, which contains information about a potential spin-off transaction for separating Red Lobster including distribution of all the shares of Red Lobster Seafood Co., is available on the Company’s website http://investor.darden.com/investors/financial-information/sec-filings/.

About Darden

Darden Restaurants, Inc., (NYSE: DRI), the world’s largest full-service restaurant company, owns and operates more than 2,100 restaurants that generate over $8.5 billion in annual sales.  Headquartered in Orlando, Fla., and employing more than 200,000 people, Darden is recognized for a culture that rewards caring for and responding to people.  In 2014, Darden was named to the FORTUNE “100 Best Companies to Work For” list for the fourth year in a row.  Our restaurant brands – Red Lobster, Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V’s Prime Seafood and Yard House – reflect the rich diversity of those who dine with us.  Our brands are built on deep insights into what our guests want.  For more information, please visit www.darden.com.

Information About Forward-Looking Statements

Forward-looking statements in this news release regarding our expected earnings per share and U.S. same-restaurant sales for the fiscal year, new restaurant growth and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the ability to achieve the strategic plan to enhance shareholder value including the separation of Red Lobster, the high costs in connection with a spin-off which may not be recouped if the spin-off is not consummated, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, failure to successfully integrate the Yard House business and the additional indebtedness incurred to finance the Yard House acquisition, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property, impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in solicitations of Company stockholders.  Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company's proxy statement for its 2013 annual meeting of stockholders, filed with the SEC on August 6, 2013.  Additional information can be found in the Company's Annual Report on Form 10-K for the year ended May 26, 2013, filed with the SEC on July 19, 2013 and its Quarterly Reports on Form 10-Q for the first two quarters of the fiscal year ended May 25, 2014 filed on September 30, 2013 and January 2, 2014, respectively.  To the extent holdings of the Company's securities have changed since the amounts printed in the proxy statement for the 2013 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  These documents are available free of charge at the SEC's website at www.sec.gov.
STOCKHOLDERS ARE ENCOURAGED TO READ ANY COMPANY SOLICITATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Stockholders will be able to obtain, free of charge, copies of any solicitation statement and any other documents filed by the Company with the SEC at the SEC's website at www.sec.gov.  In addition, copies will also be available at no charge at the Investors section of the Company's website at http://investor.darden.com/investors/investor-relations/default.aspx.

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